Exhibit 99.1

J. C. Penney Commences Tender Offers for 8.125% Senior Notes due 2019 and 5.65% Senior Notes due 2020

PLANO, Texas (March 8, 2018) -- J. C. Penney Company, Inc. (NYSE: JCP) (the “Company”), as co-obligor on the Securities (as defined below), and J. C. Penney Corporation, Inc., a wholly owned subsidiary of the Company (“JCP”, and together with the Company, “J. C. Penney”), as issuer of the Securities, announced today the commencement of cash tender offers (collectively, the “Tender Offers” and, each individually, with respect to a series of Securities, the “Tender Offer” with respect to such series) by J. C. Penney to purchase the (i) 8.125% Senior Notes due 2019 (the “2019 Notes”) in a principal amount of up to $95,000,000 (the “2019 Tender Cap”) and (ii) 5.65% Senior Notes due 2020 (the “2020 Notes” and, together with the 2019 Notes, the “Securities”) in a principal amount of up to $225,000,000 (the “2020 Tender Cap” and, together with the 2019 Tender Cap, the “Tender Caps” and each, a “Tender Cap”), as described in the table below:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap	Base Consideration (1)(2)	Early Tender Premium (1)	Total Consideration (1)(2)
8.125% Senior Notes due 2019	708160CA2	$175,000,000	$95,000,000	$1,050.50	$30.00	$1,080.50
5.65% Senior Notes due 2020	708130AD1	$360,006,000	$225,000,000	$1,010.00	$30.00	$1,040.00

(1)	Per $1,000 principal amount of Securities.

(2)	Excludes Accrued Interest (as defined below), which will be paid in addition to the applicable Base Consideration or the applicable Total Consideration, as applicable.

Certain Information Regarding the Tender Offers

The Tender Offers commenced today with respect to each of the series of Securities described in the table above, upon the terms and subject to the conditions, including the Financing Condition (as defined below), set forth in the Offer to Purchase dated as of March 8, 2018 (the “Offer to Purchase”), and the accompanying Letter of Transmittal (together, the “Offer Documents”). The Tender Offers will expire at 11:59 p.m., New York City time, on April 4, 2018, unless J. C. Penney extends the Tender Offer with respect to either series of Securities (such date and time, as a Tender Offer with respect to a series of Securities may be extended, the applicable “Expiration Date” for such Tender Offer), unless earlier terminated. Holders of a series of Securities that validly tender, and do not validly withdraw at or prior to the applicable Withdrawal Deadline (as defined below), their Securities of such series at or prior to 5:00 p.m., New York City time, on March 21, 2018 (such date and time, as they may be extended with respect to a series of Securities, the applicable “Early Tender Date” with respect to such series of Securities), will be eligible to receive the applicable Total Consideration for such series of Securities as set forth in the table above per $1,000 principal amount of such series of Securities, which is equal to the Base Consideration for such series of Securities as set forth in the table above plus the applicable Early Tender Premium for such series of Securities as set forth in the table above, plus accrued and unpaid interest on such Securities from the last interest payment date for such series of Securities up to, but not including, the applicable settlement date for such series of Securities (“Accrued Interest”). Holders of Securities that validly tender their Securities after the applicable Early Tender Date but at or prior to the applicable Expiration Date, will only be eligible to receive the applicable Base Consideration for such series of Securities plus Accrued Interest for such series of Securities. Securities tendered pursuant to the Tender Offers may be withdrawn at or prior to, but not after, 5:00 p.m. New York City time, on March 21, 2018 (such date and time, as they may be extended with respect to a series of Securities, the applicable “Withdrawal Deadline”).

If Securities of either series are validly tendered and the principal amount of such tendered Securities exceeds the Tender Cap for such series of Securities, any principal amount of Securities of such series accepted for payment and purchased, on the terms and subject to the conditions of the Tender Offer for such series of Securities, will be prorated based on the principal amount of validly tendered Securities of that series, subject to the Tender Cap for such series of Securities and any prior purchase of Securities on any Early Settlement Date as described below.

Securities of a series that are validly tendered at or prior to the applicable Early Tender Date (and not validly withdrawn at or prior to the applicable Withdrawal Deadline) will have priority over any Securities that are validly tendered after the applicable Early Tender Date. Accordingly, if the principal amount of either series of Securities validly tendered at or prior to the applicable Early Tender Date (and not validly withdrawn at or prior to the applicable Withdrawal Deadline) equals or exceeds the Tender Cap for such series of Securities, no Securities of that series validly tendered after the Early Tender Date will be accepted for purchase.

J. C. Penney reserves the right, but is under no obligation, on any day following the Early Tender Date and prior to the applicable Expiration Date (any such day, an “Early Settlement Date”), to accept for purchase and payment, or to purchase and pay for, any Securities validly tendered prior to such Early Settlement Date (and not withdrawn at or prior to the applicable Withdrawal Deadline), subject to satisfaction or, as applicable, waiver of the conditions to the Tender Offers, including the Financing Condition.

Neither of the Tender Offers is conditioned upon the tender of any minimum principal amount of the Securities of either series or in the aggregate, and the purchase of Securities of either series is not conditioned upon the purchase of the other series of Securities, subject to acceptance for purchase by J. C. Penney, upon the terms and subject to the conditions set forth in the Offer to Purchase, subject to the Tender Caps, and may be subject to proration, as more fully described in the Offer Documents. Notwithstanding any other provision of the Offer to Purchase, J. C. Penney’s obligation to accept for purchase, and to pay for, any Securities validly tendered and not validly withdrawn pursuant to the Tender Offers, subject to the Tender Caps, is conditioned upon, among other conditions, the receipt by J. C. Penney of net cash proceeds from its substantially concurrent debt financing in an aggregate amount sufficient to pay the tender consideration for the Tender Offers, including any fees and expenses to be paid in connection therewith and any Accrued Interest (the “Financing Condition”).

J. C. Penney reserves the right, subject to applicable law, to (i) waive any and all conditions to any of the Tender Offers, including the Financing Condition, in whole or with respect to either series of Securities, (ii) extend the Early Tender Date, the Withdrawal Deadline or the Expiration Date or terminate any of the Tender Offers, in whole or with respect to either series of Securities, (iii) increase or decrease the 2019 Tender Cap and/or the 2020 Tender Cap, or (iv) otherwise amend any of the Tender Offers, in whole or with respect to either series of Securities, in any respect, including to change the consideration offered.

J. C. Penney’s obligation to accept for purchase and to pay for Securities validly tendered in the Tender Offers is subject to the satisfaction or, as applicable, waiver of certain conditions, including the Financing Condition, as more fully described in the Offer to Purchase.

J.P. Morgan Securities LLC is acting as dealer manager for the Tender Offers. Questions regarding the Tender Offers may be directed to J.P. Morgan Securities LLC at (866) 834-4666 (toll-free) or (212) 834-4811 (collect).

D.F. King & Co., Inc. is acting as tender and information agent for the Tender Offers. Requests for copies of the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers), (800) 591-6313 (toll-free) or email at jcp@dfking.com.

This press release is for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any Securities. The Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. No recommendation is made as to whether or not holders of Securities should tender their Securities pursuant to the applicable Tender Offer. The Tender Offers are being made solely pursuant to the Offer Documents, which more fully set forth and govern the terms and conditions of the Tender Offers. The Offer Documents contain important information and should be read carefully before any decision is made with respect to the Tender Offers.

Forward-Looking Statements

This press release may contain forward-looking statements, which reflect the Company’s current view of future events and financial performance. Words such as “expect” and similar expressions identify forward-looking statements, which include, but are not limited to, statements regarding the Tender Offers, the timing thereof and the conditions thereto. Forward-looking statements are based only on the Company’s current assumptions and views of future events and financial performance. They are subject to known and unknown risks and uncertainties, many of which are outside of the Company’s control, that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, general economic conditions, including inflation, recession, unemployment levels, consumer confidence and spending patterns, credit availability and debt levels, changes in store traffic trends, the cost of goods, more stringent or costly payment terms and/or the decision by a significant number of vendors not to sell us merchandise on a timely basis or at all, trade restrictions, the ability to monetize assets on acceptable terms, the ability to implement our strategic plan including our omnichannel initiatives, customer acceptance of our strategies, our ability to attract, motivate and retain key executives and other associates, the impact of cost reduction initiatives, our ability to generate or maintain liquidity, implementation of new systems and platforms, changes in tariff, freight and shipping rates, changes in the cost of fuel and other energy and transportation costs, disruptions and congestion at ports through which we import goods, increases in wage and benefit costs, competition and retail industry consolidations, interest rate fluctuations, dollar and other currency valuations, the impact of weather conditions, risks associated with war, an act of terrorism or pandemic, the ability of the federal government to fund and conduct its operations, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, legal and regulatory proceedings and the Company’s ability to access the debt or equity markets on favorable terms or at all. There can be no assurances that the Company will achieve expected results, and actual results may be materially less than expectations. While the Company believes that its assumptions are reasonable, the Company cautions that it is impossible to predict the degree to which any such factors could cause actual results to differ materially from predicted results. The Company intends the forward-looking statements in this press release to speak only as of the date of this press release and does not undertake to update or revise these forward-looking statements as more information becomes available.

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